CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Management and Organization” and “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated October 31, 2023, and each included in this Post-Effective Amendment No. 213 on the Registration Statement (Form N-1A, File No. 333-173276) of SSGA Active Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports, dated August 25, 2023, with respect to SPDR® Blackstone High Income ETF, SPDR® Blackstone Senior Loan ETF, SPDR Doubleline® Emerging Markets Fixed Income ETF, SPDR Doubleline Short Duration Total Return Tactical ETF, SPDR Doubleline Total Return Tactical ETF, SPDR® Loomis Sayles Opportunistic Bond ETF, SPDR Nuveen Municipal Bond ETF, SPDR® Nuveen Municipal Bond ESG ETF, SPDR SSGA Fixed Income Sector Rotation ETF, SPDR SSGA Global Allocation ETF, SPDR SSGA Income Allocation ETF, SPDR SSGA Multi-Asset Real Return ETF, SPDR SSGA Ultra Short Term Bond ETF, SPDR SSGA US Sector Rotation ETF (the “Funds”) (fourteen of the funds constituting SSGA Active Trust) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended June 30, 2023, into this Registration Statement filed with the Securities and Exchange Commission.

Boston, Massachusetts

October 26, 2023